UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2014

Reed’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13000 South Spring Street, Los Angeles, California 90061

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (310) 217-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Company’s December 12, 2014 Annual Meeting of Shareholders, the Company’s shareholders elected the existing board of directors for a one year term and ratified the selection of Weinberg & Company, P. A. as the Company’s independent registered public accounting firm for fiscal 2014. The Company’s shareholders turned down a shareholder proposal entitled “Proxy Access for Shareholders”. Of the 13,061,480 shares of common stock outstanding on the record date of October 15, 2014, a total of 10,920,892 shares were voted in person or by proxy, representing 83.61% of the votes entitled to be cast, constituting a majority and therefore more than a quorum of the outstanding shares entitled to vote. Votes were cast as follows:

1. Election of Directors

		Vote	Votes	Broker
	Vote For	Against	Withheld	Non-Vote
Christopher J. Reed	2,252,453	-	953,682	7,714,757
Judy Holloway Reed	2,220,374	-	985,761	7,714,757
Mark Harris	2,224,490	-	981,645	7,714,757
Daniel S.J. Muffoletto	1,422,148	-	1,783,987	7,714,757
Michael Fischman	1,887,589	-	1,318,546	7,714,757

2. Proposal to ratify the selection of Weinberg & Company, P. A. as the Company’s independent registered public accounting firm for fiscal 2014.

	Vote		Broker
Vote For	Against	Abstentions	Non-Vote
10,815,325	97,704	7,863	-

3. Shareholder Proposal entitled “Proxy Access for Shareholders”.

	Vote		Broker
Vote For	Against	Abstentions	Non-Vote
1,119,806	2,033,038	53,291	7,714,757

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: December 17, 2014	By:	/s/ Lawrence W. Tomsic
Lawrence W. Tomsic, Interim Chief Financial Officer